Exhibit 10.1


                             ASA INTERNATIONAL LTD.

                          EMPLOYEE STOCK OWNERSHIP PLAN





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                        ASA INTERNATIONAL LTD. RETIREMENT

                          EMPLOYEE STOCK OWNERSHIP PLAN

                                Table of Contents

                                                                            Page
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Article 1 GENERAL 1-1

     1.1    Purpose..........................................................1-1
     1.2    Effective Date...................................................1-1
     1.3    Construction and Applicable Law..................................1-1

Article 2 DEFINITIONS........................................................2-1

     2.1    Acquisition Loan.................................................2-1
     2.2    Affiliated Company...............................................2-1
     2.3    Beneficiary......................................................2-1
     2.4    Board of Directors...............................................2-1
     2.5    Break in Service.................................................2-1
     2.6    Code.............................................................2-2
     2.7    Committee........................................................2-2
     2.8    Company..........................................................2-2
     2.9    Company Stock....................................................2-2
     2.10   Controlled Group of Corporations.................................2-2
     2.11   Disqualified Person..............................................2-2
     2.12   Eligible Compensation............................................2-2
     2.13   Eligible Employee................................................2-3
     2.14   Employee.........................................................2-4
     2.15   Employer.........................................................2-4
     2.16   Employer Contribution Account....................................2-4
     2.17   Entry Date.......................................................2-4
     2.18   ERISA............................................................2-4
     2.19   Five Percent (5%) Owner..........................................2-4
     2.20   Highly Compensated Employee......................................2-4
     2.21   Hour of Service..................................................2-5
     2.22   Leased Employee..................................................2-6
     2.23   Leave of Absence.................................................2-6
     2.24   Normal Retirement................................................2-7
     2.25   Normal Retirement Age............................................2-7
     2.26   Participant......................................................2-7
     2.27   Plan.............................................................2-7
     2.28   Plan Year........................................................2-7
     2.29   Qualified Domestic Relations Order...............................2-7
     2.30   Termination of Employment........................................2-8
     2.31   Trust Agreement..................................................2-8
     2.32   Trust Fund.......................................................2-8

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     2.33   Trustee..........................................................2-8
     2.34   Valuation Date...................................................2-8
     2.35   Vested Balance; Nonvested Balance................................2-8
     2.36   Year of Service..................................................2-8

Article 3 PLAN PARTICIPATION.................................................3-1

     3.1    Commencement of Participation....................................3-1
     3.2    Transfers to/from Eligible Employee Status.......................3-1
     3.3    Rehire After Termination of Employment...........................3-1
     3.4    No Guaranty of Employment........................................3-1

Article 4 employer CONTRIBUTIONS AND FORFEITURES.............................4-1

     4.1    Amount of Contributions..........................................4-1
     4.2    Timing of Contributions..........................................4-1
     4.3    Release of Shares................................................4-1
     4.4    Participants Eligible for Allocation.............................4-2
     4.5    Allocation Formula...............................................4-2
     4.6    Limitation Allocation to Certain Accounts........................4-3
     4.7    Employer Contribution Accounts...................................4-4
     4.8    Dividends........................................................4-4
     4.9    Forfeitures......................................................4-5
     4.10   Contributions for Omitted Participants...........................4-5
     4.11   No Liability for Future Contributions............................4-5
     4.12   No Employee Contributions or Rollover Contributions..............4-5
     4.13   Qualified Military Service.......................................4-5

Article 5 VALUATION OF ACCOUNTS and diversification..........................5-1

     5.1    Account Adjustments..............................................5-1
     5.2    Stock Splits and Other Capital Reorganization....................5-1
     5.3    Net Gain or Loss in Liquidation Value............................5-2
     5.4    Certain Segregated Accounts......................................5-2
     5.5    Responsibility to Maintain Account Balances......................5-2
     5.6    Responsibility to Maintain Basis of Company Stock................5-2
     5.7    Valuations of Company Stock......................................5-3
     5.8    Diversification of Investments...................................5-3

Article 6 DISTRIBUTION OF ACCOUNTS AND VESTING...............................6-1

     6.1    Retirement Benefits..............................................6-1
     6.2    Vested Benefits..................................................6-1
     6.3    Forfeitures......................................................6-1
     6.4    When Distribution of Accounts Shall Commence.....................6-2
     6.5    How Accounts Are To Be Distributed...............................6-4
     6.6    Death Benefits; Beneficiary Designation; Distribution of
               Death Benefits................................................6-4
     6.7    In-Service Distribution..........................................6-5
     6.8    Option...........................................................6-5
     6.9    Right of First Refusal...........................................6-5
     6.10   Location of Participant or Beneficiary Unknown...................6-6

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     6.11   Direct Rollover..................................................6-6
     6.12   Incompetent or Minor Payee.......................................6-7
     6.13   Effect of Rehire on Benefits.....................................6-7

Article 7 MINIMUM DISTRIBUTION REQUIREMENTS..................................7-1

     7.1    General Rules....................................................7-1
     7.2    Time and Manner of Distribution..................................7-1
     7.3    Required Minimum Distributions During Participant's Lifetime.....7-2
     7.4    Required Minimum Distributions After Participant's Death.........7-2
     7.5    Definitions......................................................7-4

Article 8 PLAN ADMINISTRATION................................................8-1

     8.1    The Committee....................................................8-1
     8.2    Agent For Legal Process..........................................8-3
     8.3    Claim and Appeal Procedure.......................................8-3
     8.4    Records..........................................................8-7
     8.5    Correction of Errors.............................................8-7
     8.6    Evidence.........................................................8-8
     8.7    Bonding..........................................................8-8
     8.8    Voting; Tender Offers; Change of Control.........................8-8

Article 9 MAXIMUM ADDITIONS TO PARTICIPANT ACCOUNTS..........................9-1

     9.1    Maximum Limitations on Annual Additions..........................9-1
     9.2    Limitation Year..................................................9-2
     9.3    Aggregation of Plans.............................................9-3

Article 10 SPECIAL RULES FOR TOP-HEAVY PLANS................................10-1

     10.1    Definition of Key Employee:....................................10-1
     10.2    Aggregation Rules..............................................10-1
     10.3    Determination Date.............................................10-2
     10.4    Present Value of Accrued Benefits in a Defined Contribution
                Plan........................................................10-2
     10.5    Adjustments to Present Value of Accrued Benefits...............10-3
     10.6    Top-Heavy Plan Definition and Ratio............................10-3
     10.7    Adjustments to Plan Provisions if Plan is Top-Heavy............10-3

Article 11 ADOPTION, AMENDMENT, TERMINATION AND MERGER......................11-1

     11.1    Adoption of Plan by Additional Company.........................11-1
     11.2    Amendment......................................................11-1
     11.3    Termination....................................................11-2
     11.4    Discontinuance of Contributions................................11-2
     11.5    Rights Upon Termination, Partial Termination and
                Discontinuance of Contributions.............................11-2
     11.6    Deferral of Distributions......................................11-2
     11.7    Merger, Consolidation or Transfer of Plan Assets...............11-2

Article 12 MISCELLANEOUS....................................................12-1

     12.1       Limitation of Fiduciary Responsibility and Liability........12-1

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     12.2    Operation of Plan..............................................12-1
     12.3    Nonalienation of Benefits......................................12-1
     12.4    Procedures on Receipt of a Domestic Relations Order............12-1
     12.5    Numbers and Genders............................................12-2
     12.6    Headings.......................................................12-2
     12.7    Severability...................................................12-2
APPENDIX  PARTICIPATING EMPLOYERS...........................................12-A

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                                   Article 1

                                     GENERAL
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     1.1 Purpose. The ASA International Ltd. Employee Stock Ownership Plan (the
"Plan") has been established to provide eligible employees of ASA International Ltd. (the "Company") and related employers with an interest in the ownership of the Company and a source of retirement income in addition to other sources of retirement income available to them. The Plan is designed to invest primarily in Company stock and, as such, is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code (the "Code") and to be treated as a defined contribution stock bonus plan.

     1.2 Effective Date. The effective date of the Plan is January 1, 2003.

     1.3 Construction and Applicable Law. The Plan is intended to meet the requirements for tax qualification under the Code. The Plan is also intended to be in full compliance with applicable requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan shall be administered and construed consistent with the above intent. It shall also be construed and administered according to the laws of the State of Massachusetts to the extent that such laws are not preempted by ERISA.

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                                   Article 2

                                   DEFINITIONS
                                   -----------

     2.1 Acquisition Loan. `Acquisition Loan' means indebtedness arising from a loan or any extension of credit used by the Trustee to acquire Company Stock or to repay a prior Acquisition Loan and involving, as a lender or guarantor, the Company, a Disqualified Person or a party in interest as defined in Section 3(14) of ERISA. Except as provided in Section 409(1) of the Code or Treas. Reg.
Section 54.4975-7(b)(9) and (10), or as otherwise provided by applicable law, no shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan may be subject to a put, call or other option or buy-sell or similar arrangement while held by and distributed from the Trust Fund.

     2.2 Affiliated Company. `Affiliated Company' means any company which is a member of a Controlled Group of Corporations which also includes an Employer as a member, or any trade or business under common control (as defined in Section 414(c) of the Code) with an Employer or a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes an Employer and any other entity required to be aggregated with an Employer under Section 414(o) of the Code, and regulations promulgated thereunder; except that with respect to
Article 9, "more than 50 percent" shall be substituted for "at least 80 percent" where it appears in Section 1563(a)(l) of the Code.

     2.3 Beneficiary. `Beneficiary' means such person or entity designated by a Participant, or by the Plan in the absence of designation by a Participant, as the beneficiary of the Participant's Employer Contribution Account Vested Balance in the Plan as described in Section 6.6.

2.4 Board of Directors. `Board of Directors' means the board of directors of the Company, or the appropriate committee of members of such board of directors delegated to act with respect to the Plan.

     2.5 Break in Service.

     (a) `Break in Service' is any "Computation Period" (as such term is defined in the definition of "Year of Service") in which an Employee fails to complete more than 500 Hours of Service. For purposes of determining whether a one year Break in Service for eligibility and vesting purposes has occurred, an Employee who is absent from work for a "maternity or paternity leave of absence" or a Leave of Absence shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence, but in no event shall the number of such credited hours exceed 501. The Hours of Service credited under this Section shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a one (1) year Break in Service, or in all other cases, in the immediately following Plan Year.

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     (b)  For purposes of this Section, a maternity or paternity leave of absence means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual,
          (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     2.6 Code. `Code' means the Internal Revenue Code of 1986, as amended from time to time, together with any regulations, interpretations or decisions thereunder.

     2.7 Committee. `Committee' means the person or persons designated and acting under the provisions of Section 8.1 which is the Plan administrator.

     2.8 Company. Company means `ASA International, Ltd.' and any successor thereto.

     2.9 Company Stock. `Company Stock' shall mean the shares of any class of stock, preferred or common, voting or non-voting, which are issued by the Company meeting the requirements of Section 409(1) of the Code.

     2.10 Controlled Group of Corporations. `Controlled Group of Corporations' has the meaning given to such term by Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) of the Code.

     2.11 Disqualified Person. `Disqualified Person' shall mean any person designated as a "disqualified person" under Section 4975(e)(2) of the Code.

     2.12 Eligible Compensation. The `Eligible Compensation' of an Employee for any period has the meaning set forth below:

     (a)  Eligible Compensation shall include wages (within the meaning of Code
          Section 3401(a)) and all other amounts received by the Employee from the Employer for which the Employer is required to furnish the Employee with a written statement under Code Sections 6041(d) and 6051(a)(3). Eligible Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or services performed.

     (b) Eligible Compensation shall exclude (even if includible in gross income) reimbursements and other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits.

     (c) Eligible Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h) and 403(b). Amounts under Code
          Section 125 include any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he or she has other health coverage. An amount will be

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          treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Employee's other heath coverage as part of the enrollment process for the health plan.

     (d) Eligible Compensation shall not exceed the maximum limitation on compensation under Section 401(a)(17) of the Code, which limit is $200,000, as adjusted for cost-of-living increases in accordance with
          Section 401(a)(17)(B) of the Code.

     2.13 Eligible Employee. `Eligible Employee' means an Employee of an Employer, subject to the following paragraphs:

     (a) An Employee who is less than 21 years of age shall not be considered an Eligible Employee.

     (b) Eligibility of Employees in a collective bargaining unit or other labor organization representing a group of Employees of an Employer shall be subject to negotiations with the representative of that unit. During any period that an Employee is covered by the provisions of a collective bargaining agreement between an Employer and such representative, the Employee shall not be considered an Eligible Employee for purposes of this Plan unless such agreement expressly so provides. For purposes of this Plan only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

     (c) An Employee who is a non-resident alien and who received no earned income (within the meaning of Section 911(d) of the Code) from an Employer that constitutes income from services within the United States (within the meaning of Code Section 861(a)(3)) shall not be considered an Eligible Employee.

     (d) An Employee who is classified by an Employer as a leased employee shall not be considered an Eligible Employee.

     2.14 Employee. `Employee' means any person who is employed by an Employer or any other Affiliated Company, but excludes any person who is employed as an independent contractor. "Employee" shall include Leased Employees of the Company unless such Leased Employees are covered by a plan described in Section 414(n)(5) of the Code and such Leased Employees do not constitute more than twenty percent (20%) of the Employer's or Affiliated Company's non-highly compensated workforce. Notwithstanding the foregoing, if the Employer does not characterize a person as an Employee and the Employer is later required by a court, federal, state or local regulatory or administrative authority to recharacterize such person's status with the Employer as an Employee, such person shall not be treated as an Eligible Employee.

     2.15 Employer. `Employer' means the Company, and any other company participating in the Plan pursuant to Section 11.1. The participating Employers, and any special terms and conditions of participation applicable to a participating Employer, are contained in the Appendices to the Plan.

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     2.16 Employer Contribution Account. `Employer Contribution Account' means the account maintained for each Participant, consisting of Company contributions and the net investment earnings on such amounts described in Section 4.7.

     2.17 Entry Date. `Entry Date' means the first day of the first or seventh month of the Plan Year coinciding with or next following the date on which an Eligible Employee satisfies the eligibility requirements of Section 3.1.

     2.18 ERISA. `ERISA' means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with any regulations, interpretations or decisions thereunder.

     2.19 Five Percent (5%) Owner. `Five Percent (5%) Owner' means any person who owns more than five percent (5%) of the outstanding stock or voting stock of the Company, or if applicable, an Employer or an Affiliated Company.

     2.20 Highly Compensated Employee.

     (a) A `Highly Compensated Employee' is, for purposes of a Plan Year, any Employee who performs service for the Employer or an Affiliated Company during the `determination year' and who is a `highly compensated employee' within the meaning of Section 414(q) of the Code for such Plan Year. A `Highly Compensated Employee' shall include any Employee who (1) is a Five Percent (5%) Owner of the Employer or an Affiliated Company at any time during either the `look-back year' or the `determination year', (2) received compensation (as defined in Code Section 415(c)(3)) in excess of $80,000 (or such greater amount as adjusted by the Secretary of the Treasury) during the `look-back year' and, if elected by the Committee, was in the top-paid group of employees for such `look-back year' (consisting of the top twenty percent (20%) of Employees when ranked on the basis of compensation paid during the year), or (3) is a former Employee who was a Highly Compensated Employee when such Employee separated from service with the Employer or an Affiliated Company or was a Highly Compensated Employee at any time after attaining age 55.

     (b)  For purpose of this Section, the following definitions shall apply:

          (1) `determination year' means the Plan Year with respect to which the determination of an individual's status as a `highly compensated employee' (or as a `nonhighly compensated employee') is being made.

          (2) `look-back year' means the period of twelve (12) consecutive months immediately preceding the `determination year' except that for the purposes of determining `look-back year' data, data for the calendar year beginning with or within the `look-back year' shall be deemed to be the data for the `look-back year.'

     2.21 Hour of Service. `Hour of Service' means each hour (a) for which an Employee is directly or indirectly compensated or entitled to be paid by the Employer, whether or not for services rendered, including, without limitation,

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periods of paid vacation, regular holidays, temporary illness or disability, layoff, jury duty, military duty and leaves of absence for which compensation is paid by the Employer (irrespective of whether the employment relationship has terminated); and (b) for which back-pay, irrespective of mitigation of damages is either awarded or agreed to by the Employer. The Hours of Service defined in
(a) shall be credited to the Employee for the year or years of service in which the performance of duties occur. The Hours of Service defined in (b) shall be credited to the Employee for the year or years of service to which the award, agreement or payment pertains. Notwithstanding the foregoing, an Employee shall not be credited with an Hour of Service if:

          (1) such Hour of Service relates to any single continuous period of time during which the Employee performs no duties for the Employer and the Hours of Service already credited on account of such period exceed 501 Hours of Service;

          (2) such Hour of Service is a result of payment made or due under a plan maintained solely for the purpose of complying with the applicable worker's compensation insurance, unemployment compensation, or disability insurance laws;

          (3) such Hour of Service is a result of reimbursement for medical or medically related expenses incurred by the Employee; or

          (4) an Hour of Service has already been credited for such 60-minute period of time.

     All Hours of Service shall be determined from the personnel records of the Employer and credited in accordance with Section 2530.200b-2(b) and (c) of the Department of Labor regulations.

     2.22 Leased Employee. `Leased Employee' means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person ("leasing organization") has performed services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

     2.23 Leave of Absence. `Leave of Absence' means an absence from the performance of duties for the Employer which is incurred either by an Employee who is on an absence recognized by the Committee, under rules and policies uniformly applied to all Employees similarly situated, as being a period of service for purposes of the Plan, or incurred by an Employee who leaves his or her employment by reason of a leave under the Family Medical Leave Act of 1993, or to enter the Armed Forces of the United States and who returns to service with the Employer within the period during which the Employee has reemployment

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rights under federal law. The preceding sentence shall not apply, however, and each of the periods described above shall be deemed a Leave of Absence even though the Employee does not so return to service if the period expires after the Employee's death, or the first day upon which the Employee would otherwise be eligible for Normal Retirement.

     Notwithstanding anything contained herein to the contrary, the following special rules shall apply in the case of qualified military service as defined in and as subject to the provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"). Where an Employee serves qualified military service, as defined in USERRA, while employed by an Employer or by an Affiliated Company, then, provided that the Employee returns to the service of an Employer or an Affiliated Company within the time period set forth in USERRA, the Employee shall not be deemed to have incurred a Break in Service for either eligibility or vesting purposes merely by virtue of such absence. If the Employee does not return to his or her employment within the period required by USERRA, he or she shall be deemed to have terminated his or her employment when the Leave of Absence became effective, or if later, at the time allowed in accordance with the provisions of USERRA. If in fact the Employee does return to the employment of an Employer or an Affiliated Company within the time allowed under USERRA, provided the Employee was otherwise eligible to do so, absent such leave, the Employer shall make up any missed allocations on behalf of the Employee, but not any forfeitures allocated during such period, based upon the Employee's "compensation," as defined for purposes of USERRA. In no event shall an Employee who has satisfied the requirements for participation hereunder who subsequently undergoes a military leave covered by USERRA be required to requalify to participate hereunder. Such individual shall recommence participation either on the date of reemployment, if the Employee was a Participant prior to the military leave, or at such time as provided in Section
3.3 if the Employee had satisfied the requirements of Section 3.1 prior to his or her leave but had begun such leave prior to the applicable Entry Date.

     2.24 Normal Retirement. `Normal Retirement' means a Termination of Employment of a Participant (except termination by death) occurring on or after the date upon which the Participant attains Normal Retirement Age.

     2.25 Normal Retirement Age. `Normal Retirement Age' means the later of age sixty-five (65) or the fifth (5th) anniversary of the date upon which the Participant commenced employment with an Employer or an Affiliated Company.

     2.26 Participant. `Participant' means a person who has been or who is an Employee admitted to participation in the Plan pursuant to Article 3, and who continues to be entitled to benefits under the Plan.

     2.27 Plan. `Plan' means the ASA International Ltd. Employee Stock Ownership Plan as set forth herein and all subsequent amendments thereto.

     2.28 Plan Year. `Plan Year' means the period on which records of the Plan are kept. The `Plan Year' is the twelve (12) consecutive month period beginning on January 1 of each year and ending the following December 31. Provided,

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however, in the event of a Plan Year consisting of less than twelve (12) months, the Plan Year shall mean the short plan year period.

     2.29 Qualified Domestic Relations Order.`Qualified Domestic Relations Order' means a domestic relations order: (a) which creates or recognizes the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and (b) that meets the requirements of Code Section 414(p). A Qualified Domestic Relations Order will remain qualified with respect to a successor plan of the same employer or a plan of a successor employer.

     2.30 Termination of Employment. The `Termination of Employment' of an Employee for purposes of the Plan shall be deemed to occur upon the Employee's resignation, discharge, retirement, death, failure to return to the performance of duties at the end of a Leave of Absence, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of the Employer as in effect from time to time, results in the termination of the employer-employee relationship.

     2.31 Trust Agreement. `Trust Agreement' means the trust agreement entered into between the Company and the Trustee.

     2.32 Trust Fund. `Trust Fund' means the assets of the Plan.

     2.33 Trustee. `Trustee' means the person(s) or corporation owning the assets of the Trust Fund, pursuant to the terms and conditions set forth in the Trust Agreement.

     2.34 Valuation Date. `Valuation Date' means the last business day of the Plan Year and such other business day(s) during the Plan Year as determined by the Trustee.

     2.35 Vested Balance; Nonvested Balance. The `Vested Balance' of a Participant's Employer Contribution Account means that percentage of such account that is nonforfeitable pursuant to the provisions of Section 6.2. The "Nonvested Balance" of such account shall mean that percentage which is forfeitable pursuant to the provisions of Section 6.3.

     2.36 Year of Service. `Year of Service' means a `Computation Period' (as defined below), during which an Employer is credited with not less than 1,000 Hours of Service with an Employer or an Affiliated Company.

     (a) For purposes of determining eligibility under the Plan, the initial Computation Period shall be the 12 consecutive month period commencing with the date on which the Employee first performs an Hour of Service. Subsequent Computation Periods will be the Plan Year, commencing with the Plan Year which includes the first anniversary of the date the Employee first performs an Hour of Service. An Employee who is credited with 1,000 Hours of Service in both the initial Computation Period and the Plan Year which includes the first anniversary of the date the Employee first performs an Hour of Service shall be credited with two Years of Service for eligibility purposes. A Computation

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          Period beginning after a one (1) year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service.

     (b) For purposes of determining vesting under the Plan, a Computation Period shall be the Plan Year.

     (c) Notwithstanding anything above to the contrary, but subject to the provisions of Section 11.1, Years of Service with an Employer shall only be recognized for such period such Employer was an Affiliated Company of the Company.

     (d) Notwithstanding any provision of this Plan to the contrary, service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code, with respect to re-employments initiated on or after the later of December 12, 1994, or the Effective Date.

                                      2-8

                                   Article 3

                               PLAN PARTICIPATION
                               ------------------

     3.1 Commencement of Participation. An Employee of an Employer shall become a Participant on the Entry Date coinciding with or next following the later of the date on which (a) the Employee is an Eligible Employee, and (b) the Employee completes one (1) Year of Service. Each Participant shall furnish to the Committee such information as is necessary to enable the Committee to administer the Plan.

     3.2 Transfers to/from Eligible Employee Status. If an Employee is transferred to a position in which the Employee becomes an Eligible Employee, the Employee shall become a Participant on the date of such transfer or, if later, upon the Entry Date in which the Employee satisfies the conditions of
Section 3.1.

     3.3 Rehire After Termination of Employment. If a terminated Employee is rehired by an Employer before incurring a one (1) year Break in Service, the Employee's prior service shall be recognized immediately for all purposes of the Plan. If a terminated Employee who has incurred a one (1) year Break in Service is rehired by an Employer, the following paragraphs shall apply:

     (a) The Employee's service prior to the Break in Service shall be disregarded for all purposes of the Plan if:

          (1) the Employee was not fully vested immediately before his or her Break in Service; and

          (2)  such Employee has incurred a five (5) year Break in Service.

     (b) If the Employee's service is not disregarded in accordance with the above, upon the Employee's rehire, such Employee's prior service shall be recognized immediately for all purposes of the Plan. If the Employee was formerly a Participant, and the Employee's prior service is not disregarded, the Employee shall immediately commence participation upon rehire if such Employee is an Eligible Employee.

     3.4 No Guaranty of Employment. Participation in the Plan does not constitute a guaranty or contract of employment with an Employer. Such participation shall in no way interfere with any rights an Employer would have in the absence of such participation to determine the duration of the Employee's employment with an Employer.

                                      3-1

                                   Article 4

                     EMPLOYER CONTRIBUTIONS AND FORFEITURES
                     --------------------------------------

     4.1 Amount of Contributions.

     (a) Subject to the following, the Employer's board of directors shall determine as of the last day of the Employer's fiscal year whether or not the Employer shall make a contribution to the Trust Fund pursuant to this Section for such fiscal year. If it is determined that a contribution shall be made, the Employer's board of directors shall determine the amount of the contribution. In the absence of the Employer's board of directors establishing a greater contribution amount, the Employer contribution for a Plan Year during which an Acquisition Loan is outstanding shall be the amount required to pay currently maturing obligations under the Acquisition Loan.

     (b) Contributions may be made in cash, in Company Stock or any combination thereof, as the Employer's board of directors may determine. Notwithstanding the preceding sentence, sufficient contributions shall be made in cash to pay currently maturing obligations on any Acquisition Loan outstanding.

     (c) In no event shall the contribution of an Employer for a fiscal year exceed the maximum amount deductible by the Employer for such fiscal year for federal income tax purposes, unless otherwise specifically authorized by the Employer's board of directors.

     4.2 Timing of Contributions. An Employer shall make its contributions for a Plan Year to the Trustee not later than the time (including extensions thereof) prescribed by law for filing the federal income tax return of the Employer for its fiscal year ending within or on the last day of the Plan Year. For purposes of the Plan, however, contributions shall be deemed to have been made as of the last day of the fiscal year of the Employer that ends within or on the last day of the Plan Year.

     4.3 Release of Shares. All shares of Company Stock acquired by the Trust Fund and pledged as collateral on an Acquisition Loan shall be added to and maintained in a suspense account. Said shares shall be released from such encumbrances as follows:

     (a) For each Plan Year during the duration of the Acquisition Loan, the number of shares of Company Stock released shall equal the original number of encumbered shares multiplied by a fraction in which the numerator is the amount of principal paid to the lender by the Trust Fund for the year, and the denominator is the original principal amount outstanding at the commencement of the Acquisition Loan. The foregoing allocation method shall apply only if the Acquisition Loan provides for annual payments of such amounts for ten (10) years. Further shares released from encumbrance shall be determined solely with reference to principal payments and interest included in any payments shall be disregarded only to the extent that the interest would be determined to be interest under standard loan amortization

                                      4-1
          tables. If at any time, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the exempt loan, the renewal period, the extension period, and the duration of a new exempt loan exceeds ten (10) years, or if, at any time, the other terms and conditions of this paragraph (a) are not met, then from such time shares of Company Stock shall be released pursuant to paragraph (b) below.

     (b) If the allocation method set forth in paragraph (a) is not applicable, then shares of Company Stock shall be released as follows: For each Plan Year during the duration of the Acquisition Loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid to the lender by the Trust Fund for the year, and the denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. For purposes of the foregoing determination, the number of future years under the loan must be definitely ascertainable, and shall be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Acquisition Loan is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan Year.

     (c) To the extent of the foregoing release from encumbrance pursuant to paragraphs (a) or (b), shares shall be withdrawn from the suspense account and allocated for the Plan Year, as provided in Section 4.5.

     4.4 Participants Eligible for Allocation. With respect to each Plan Year, a Participant shall be entitled to an allocation to such Participant's Employer Contribution Account from the contributions made to the Trust Fund during the Plan Year by the Employer if the Participant meets all of the requirements below:

     (a) The Participant was employed by the Employer on the last day of the Plan Year; and

     (b) The Participant had completed at least 1,000 Hours of Service during such Plan Year.

For any Plan Year in which the Plan is a top-heavy plan within the meaning of
Article 10, the determination of Employees entitled to share in Employer contributions made to the Trust Fund for such Plan Year shall be subject to the further requirements of Section 10.7.

     4.5 Allocation Formula. For each Plan Year, the Employer contributions to the Trust Fund shall be allocated to the Employer Contribution Accounts of those Participants entitled to share therein pursuant to Section 4.4 in accordance with the following paragraphs:

     (a) Company Stock (including fractional shares) that was contributed directly by the Company, or acquired by the Trustee pursuant to the Plan, including such shares released from the suspense account (as described in Section 4.3) and any stock dividends of record on such securities (to be allocated as soon as practicable after the issuance

                                      4-2
          thereof) where the record date is on or before the end of the Plan Year for which such allocation is to be made, shall be allocated to the stock subaccounts of the Employer Contribution Accounts of eligible Participants, in the proportion that the Eligible Compensation of each such Participant for the Plan Year bears to the aggregate of the Eligible Compensation of all such Participants for the Plan Year, subject to paragraph (c) below. Notwithstanding the foregoing, in the event payments for a Plan Year are based in part on dividends on Company Stock previously allocated to Participants' subaccounts, the portion of such Company Stock released from the corresponding suspense account attributable to dividends on Company Stock in Participants' stock subaccounts shall be deemed to be the number of shares with a fair market value equal to the amount of dividends so used, and such Company Stock shall be allocated to the applicable subaccounts based on the dividends generated by such subaccounts; any remaining Company Stock subject to a Acquisition Loan that is released for that Plan Year shall be allocated as provided above.

     (b) Cash contributions of an Employer, not required to be applied to debt service of a Acquisition Loan, shall be allocated to the investment subaccounts of eligible Participants entitled to share therein in the proportion that the Eligible Compensation of each such Participant for the Plan Year bears to the aggregate of the Eligible Compensation of all such Participants for the Plan Year, subject to paragraph (c) below.

     (c) No more than one-third (1/3) of any Employer contributions to the Plan for a Plan Year which are applied to the repayment and debt service of a Acquisition Loan and deductible under Section 404(a)(9) of the Code shall be allocated to the accounts of Participants who are Highly Compensated Employees. The Committee shall reallocate such contributions as it determines necessary to satisfy this requirement.

Notwithstanding the foregoing, for any Plan Year in which the Plan is a top-heavy plan within the meaning of Article 10, such allocation formula shall be subject to the further requirements of Section 10.7.

     4.6 Limitation Allocation to Certain Accounts.

     (a) If a shareholder of the Company sells Company Stock to the Trust Fund and elects (with the consent of the Company) nonrecognition of gain under Section 1042 of the Code, no portion of such Company Stock purchased may be allocated during the "nonallocation period" to the account of: (1) such shareholder, or (2) any individual related to such shareholder within the meaning of Section 409(n)(l)(A)(ii) of the Code. The "nonallocation period" is the period beginning on the date of the sale of the Company Stock to the Plan and ending on the later of the date that is ten (10) years from the date of that sale or the date of the Plan allocation attributable to the final payment of any loan obligation incurred by the Plan in connection with such sale.

                                      4-3

     (b) Further, no portion of the Company Stock purchased in any transaction to which Section 1042 of the Code applies (or any dividends or other income attributable thereto) may thereafter be allocated to the account of any Participant who owns (determined within the meaning of the attribution rules of Section 318(a) of the Code without regard to the exception in Section 318(a)(2)(B)(i) of the Code) more than twenty-five percent (25%) of any class of outstanding stock of the Company or of the total value of any class of outstanding stock of the Company (1) at any time during the one-year period ending on the date of sale of Company Stock to the Plan, or (2) on the date as of which Company Stock is allocated to Participants.

     (c) In addition to the foregoing, no allocation of Employer contributions or forfeitures shall be made to such Disqualified Persons or party(s) in interest (as defined in Section 3(14) of ERISA) in lieu of Company Stock.

     4.7 Employer Contribution Accounts. A separate Employer Contribution Account shall be maintained for each Participant. The amount of Employer contributions and the increase or decrease in the liquidation value of the Trust Fund attributable thereto shall be separately reflected in such account. Each such account shall be divided into a stock subaccount and an investment subaccount. Allocations pursuant to Section 4.5(a) are made to the stock subaccount and allocations pursuant to Section 4.5(b) are made to the investment subaccount. When the Trustee acquires Company Stock with Employer contributions allocated to investment subaccounts, Participants' investment subaccounts shall be reduced to reflect such acquisition and Participants' stock subaccounts shall be similarly increased.

     4.8 Dividends. All dividends paid with respect to Company Stock owned by the Trust Fund shall, in the discretion of the Company: (a) be retained by the Trustee and added to the corpus of the Trust Fund; (b) be paid in cash directly to the Participants; (c) be paid to the Trustee and distributed in cash to the Participants not later than ninety (90) days after the close of the Plan Year in which the dividend was paid; (d) be, at the election of the Participants, paid as provided in (b) or (c) or retained by the Trustee and reinvested in Company Stock; or (e) be used to repay an Acquisition Loan, the proceeds of which were used to acquire the Company Stock with respect to which the dividend was paid. In the event of a distribution or payment of dividends to the Participants, each Participant shall receive that portion of dividends paid in the ratio in which the balance of his or her Employer Contribution Account on the preceding December 31 bears to the sum of the balances for the Employer Contribution Accounts of all Participants on that date. In the event the Trustee uses dividends paid on Company Stock to repay an Acquisition Loan then for that Plan Year, Company Stock must be allocated to each Participant's Employer Contribution Account that has a fair market value of not less than the amount of such dividend that would otherwise have been allocated to that Participant if the dividend had been distributed to the Participants. If a Participant is prohibited from having certain Company Stock allocated to his or her Employer Contribution Account because of limitation of Section 4.6, then the Trustee shall pay directly to such Participant his or her proportionate share of the dividend in cash rather than applying said dividend to the repayment of an Acquisition Loan.

                                      4-4

     4.9 Forfeitures. Forfeitures declared for a Plan Year shall first be used to restore forfeited Employer Contribution Accounts pursuant to Section 6.3 and then used to reduce the Employer's contributions to the Trust Fund for such Plan Year, and last to pay any permissible expenses of the Plan and Trust Fund.

     4.10 Contributions for Omitted Participants. If, for any Plan Year, after the Employer contributions made to the Trust Fund for that year have been allocated (including forfeitures declared for that Plan Year), it should appear that, through oversight or a mistake of fact or law, a Participant who should have been entitled to share in such contributions received no allocation, received an allocation which was less than the Participant should have received, or was otherwise omitted, the Employer, at its election, and in lieu of reallocating such contributions and forfeitures, may make a special contribution in an amount equal to the amount that would have been allocated to such Participant's Employer Contribution Account had such error not been made. Such special allocation may be funded with a special contribution from the Employer for such purpose or out of current earnings or forfeitures in the Trust Fund, as determined by the Employer and the Committee.

     4.11 No Liability for Future Contributions. The benefits under this Plan shall be only as such can be provided by the assets of the Plan and there shall be no liability or obligation on the part of an Employer to make future contributions hereunder or to make any further contributions or payments in the event the Plan is terminated.

     4.12 No Employee Contributions or Rollover Contributions. Employee contributions and rollover contributions to the Plan are neither required nor permitted.

     4.13 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit will be provided in accordance with Section 414(u) of the Code, effective with respect to re-employments initiated on or after the later of December 12, 1994, or the Effective Date.

                                      4-5

                                   Article 5

                    VALUATION OF ACCOUNTS AND DIVERSIFICATION
                    -----------------------------------------

     5.1 Account Adjustments. As of each Valuation Date, the Employer Contribution Account balances forming a part of the Trust Fund shall be adjusted pursuant to the following paragraphs:

     (a) Subject to Section 5.3 below, the net gain or loss in the liquidation value of the Trust Fund for the Plan Year shall be allocated pro rata to the accounts forming a part of the Trust Fund as of the Valuation Date for the Plan Year.

     (b) After making the foregoing adjustments, each Employer Contribution Account shall be adjusted pursuant to the provisions of Article 4 to reflect the allocations thereto, if any, attributable to the Employer contributions to the Trust Fund for the Plan Year.

     (c) If an Employer Contribution Account is to receive an allocation from the Employer's contributions to the Trust Fund for the Plan Year in which the Valuation Date occurred, but the Employer contribution is made after the Valuation Date, the value of the account shall be determined as of such Valuation Date pursuant to the preceding paragraphs of this Section without regard to the amount of such allocation. After the Employer's contributions, if any, for the Plan Year have been made and allocated, the value of the Employer Contribution Account as of that Valuation Date shall be increased by the amount of such allocation.

     (d) The amount of any dividend paid in cash by the Company with respect to the stock of the Company that is held on the record date for the dividend by the Trust Fund shall be held in the Trust Fund unless distributed pursuant to Section 4.8. Any such dividends paid on stock allocated to stock subaccounts shall be added to the corresponding investment subaccounts of Participants in proportion to the stock held in the stock subaccount and treated in the same manner as the stock held in such corresponding stock subaccount.

     (e) The investment subaccounts and stock subaccounts shall be separately valued, as shall the suspense account described in Section 4.3, which is not part of the accounts of Participants. Stock subaccounts shall be valued by determining the number of shares at the relevant time and advising Participants as to their then current valuation determined under the Plan.

     5.2 Stock Splits and Other Capital Reorganization. Any Company Stock received by the Trust Fund as a result of a stock split or a reorganization or other recapitalization of the Company shall be allocated as soon as practicable after its receipt in the same manner as the Company Stock to which it is attributable is then held.

     5.3 Net Gain or Loss in Liquidation Value. The net gain or loss in the liquidation value of the Trust Fund during any period between Valuation Dates is

                                      5-1
the amount of the net income, loss, appreciation or depreciation of the Trust Fund for that period. Such net gain or loss in the liquidation value of the Trust Fund shall be exclusive of contributions to or distributions from the Trust Fund and of amounts considered as fixed liabilities of the Trust Fund. The determination of net income or loss shall include, in addition to income actually received, accrued interest and dividends of record where the record date is on or before the applicable Valuation Date. Dividends or interest paid on Company Stock acquired with any Acquisition Loan shall be applied to the payment of such loan to the extent there is any balance outstanding. Any stock dividends on such stock shall be added to the suspense account and thereafter treated in the same manner as the underlying stock. The net appreciation or depreciation in the liquidation value of the Trust Fund other than Company Stock shall be determined based on the fair market value of each of the assets of the Trust Fund as determined in good faith by the Trustee on the Valuation Date.

     5.4 Certain Segregated Accounts. The investment subaccount balance of the Employer Contribution Account of a Participant who is not entitled to receive an allocation of Employer contributions under Section 4.5(a) or who may not have such investment subaccount balance used to acquire Company Stock under Section
4.7 shall, at the direction of the Committee, be segregated for investment purposes in each Plan Year in which the Participant would not be entitled to receive an Employer contribution under Section 4.5(a) or an acquisition of Company Stock under Section 4.7. Such segregated account shall not share in the net gain or loss in the liquidation value of the non-segregated portion of the Trust Fund pursuant to the preceding provisions of this Article 5. For valuation purposes, each such segregated account shall be valued as of each Valuation Date according to the terms of the investment medium funding such segregated account and the Plan.

     5.5 Responsibility to Maintain Account Balances. The responsibility to maintain account balances pursuant to the provisions of this Article 5 shall be discharged by the Committee. The Committee shall keep separate accounts for each Participant's benefits under the Plan, showing the manner in which it has determined the entries made to each such account. As soon as practicable following each December 31 and at such other times as it determines, the Committee shall make arrangements with the Company for the delivery to each Participant of a statement showing, as of the close of such period, the status of the Participant's Employer Contribution Account.

     5.6 Responsibility to Maintain Basis of Company Stock. The responsibility to maintain a record of the basis of Company Stock held by the Trust Fund or allocated to Participant Employer Contribution Accounts shall be discharged by the Committee. The Committee shall keep separate records of such basis. The basis of any securities held by the Trust Fund shall be their cost or fair market value on the date of contribution. Cost shall be determined as of the date of purchase by the Trust Fund or the date contributed to the Trust Fund. The basis of any securities allocated as of the close of the Plan Year to Participant's Employer Contribution Accounts shall be the average cost to the Trust Fund of all securities of the same type which were purchased or otherwise acquired by the Trust Fund during such Plan Year, except that the basis of securities acquired pursuant to a Acquisition Loan is determined at the time of acquisition of such stock.

                                      5-2

     5.7 Valuations of Company Stock. For all purposes of the Plan, the fair market value of Company Stock shall be the market price, as reasonably determined by the Trustee in good faith, of such Company Stock on the relevant determination date.

     5.8 Diversification of Investments.

     (a) Each Participant in the Plan who has attained age fifty-five (55) and completed at least ten (10) years of participation in the Plan shall be permitted to elect as to not more than twenty-five percent (25%) (reduced by amounts previously diversified) of his or her Employer Contribution Account, to have such portion of his or her account diversified rather than being continued as an investment in Company Stock.

     (b) An election to diversify hereunder may be made only during the first ninety (90) days of the Plan Year ("Election Period") during the six
          (6) Plan Year period beginning with the first Plan Year in which the Participant became eligible to make the election. In the case of the last year to which an election applies, fifty percent (50%) shall be substituted for twenty-five percent (25%) in paragraph (a). For the purpose of facilitating elective diversification hereunder, the Committee may make available at least three (3) investment vehicle alternatives to the investment of assets of the Trust Fund in Company Stock, which said alternative investment vehicles shall not be inconsistent with the requirements of regulations promulgated by the Secretary of the Treasury in accordance with uniform procedures and rules established by the Committee. The diversification of a Participant's investments shall be completed no later than ninety (90) days after the last day of the Election Period during which the Participant's election is made.

     (c) In event that the Plan does not have at least three (3) diversification investment funds other than Company Stock (which diversification investment funds satisfy applicable regulations), then a Participant eligible to make an election under paragraph (a) above may elect to take a distribution in lieu of an election to diversify, at the same time and in the same manner and amount as specified in paragraph (b) above. Such election to take a distribution shall be made during the Election Period. Distributions to satisfy withdrawal elections hereunder shall be made within the ninety (90) day period immediately following the Election Period.

     (d) A Participant making diversification investment elections and changes in accordance with this Section thereby assumes full responsibility for such exercise of control over assets in such Participant's account. A Participant or Beneficiary who exercises a diversification investment election hereunder shall not be deemed to be a fiduciary by reason of such exercise. No person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, which may result from such Participant's or Beneficiary's diversification election.

     (e) All expenses incurred pursuant to a Participant's diversification investment election, including without limitation brokerage fees,

                                      5-3
          state and federal income taxes from unrelated business taxable income or any other incidental expenses, shall be paid solely with funds from such Participant's Employer Contribution Account.

                                      5-4

                                   Article 6

                      DISTRIBUTION OF ACCOUNTS AND VESTING
                      ------------------------------------

     6.1 Retirement Benefits. Upon a Participant's Termination of Employment by reason of Normal Retirement, the entire balance in the Participant's Employer Contribution Account shall be distributable pursuant to the provisions of the Plan. Subject to Section 6.4(d), such account balance shall be valued as of the Valuation Date immediately preceding his or her distribution.

     6.2 Vested Benefits. Upon a Participant's Termination of Employment prior to Normal Retirement, the Vested Balance of the Participant's Employer Contribution Account shall be distributable pursuant to the provisions of the Plan. Subject to Section 6.4(d), such account balance shall be valued as of the Valuation Date immediately preceding his or her distribution. The following paragraphs shall also apply:

     (a) The Vested Balance of a Participant's Employer Contribution Account shall be expressed as a percentage based upon such Participant's Years of Service. The Vested Balance of a Participant's Employer Contribution Account shall be as follows:

            Years of Service                   Vested Percentage
            ----------------                   -----------------

              Less than 5                              0%
               5 or More                              100%

     (b) A Participant who incurs a Termination of Employment due to a sale or closing of a division or location of the Employer or an Affiliated Company shall be fully vested in his or her Employer Contribution Account to the extent specifically authorized by the Committee.

     (c) If an amendment to the Plan changes the Plan's vesting schedule, each Participant having not less than three (3) Years of Service shall be entitled to have such Participant's Vested Balance for such Participant's future service under the Plan computed without regard to such amendment. Any such election will not be effective unless made after the amendment is adopted but prior to sixty (60) days after the later of (1) the date the amendment was adopted, (2) the effective date of the amendment, or (3) the date the Participant was given written notice of the amendment. Such election shall be made in writing by filing with the Committee, within said period, such form as the Committee may prescribe for this purpose. For purposes of this paragraph, a Participant shall be considered to have completed three
          (3) Years of Service if such Participant has completed three (3) such years prior to the expiration of the election period described above.

     6.3 Forfeitures. The Nonvested Balance of a Participant's Employer Contribution Account shall be treated as a forfeiture as of the date of the distribution of the value the Participant's Vested Balance. If the Participant's

                                      6-1

Vested Balance is zero, such Participant shall deemed to have received a distribution of such Vested Balance as of the date of his or her Termination of Employment. If a Participant incurs a Termination of Employment prior to entitlement to a Vested Balance in accordance with the requirements of Section 6.2, the forfeited Nonvested Balance of such Participant's Employer Contribution Account shall be restored if such former Participant is rehired prior to such Participant incurring a five (5) year Break in Service.

     6.4 When Distribution of Accounts Shall Commence.

     (a) Unless the Participant consents to a later payment permitted by the Plan, the distribution of benefits to a Participant under the Plan shall commence as soon as administratively practicable, but not later than sixty (60) days after the Plan Year in which occurs the later of the following dates:

          (1)  The date the Participant attains Normal Retirement Age;

          (2)  The date of the Participant's Termination of Employment; or

          (3) The tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan.

          However, if the amount of the payment to be made to the Participant cannot be determined by the later of such dates, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date upon which the amount of such payment can be ascertained.

     (b) If the distributable Vested Balance of a Participant's Employer Contribution Account exceeds $5,000 as of the Valuation Date coincident with or immediately following such Participant's Termination of Employment, such Participant may, by prior written consent and in accordance with such procedures as the Committee prescribes, elect to have the distribution of the distributable Vested Balance of such Participant's Employer Contribution Account commence prior to the date provided in paragraph (a) of this Section, but not sooner than as administratively practicable following the Valuation Date coincident with or immediately following such Participant's Termination of Employment. If such Participant is married and such Participant's distributable Vested Balance exceeds $5,000, distribution of such Participant's distributable Vested Balance shall not commence prior to such Participant's Normal Retirement Age unless such Participant's spouse also consents to the distribution. If the Participant (and, if applicable, his or her spouse) fail to consent or elect a distribution pursuant to this paragraph (b), distribution of the Vested Balance of the Participant's Employer Contribution Account shall be made as soon as administratively practicable following the Valuation Date coincident with or next following the Participant's attainment of Normal Retirement Age (or, if later, as soon as administratively practicable following the Valuation Date coincident with or next following the Participant's Termination of Employment if

                                      6-2
          the Participant had attained Normal Retirement Age prior to or coincident with his or her Termination of Employment).

     (c) In the event that the distributable Vested Balance of a Participant's Employer Contribution Account is equal to or less than the $5,000 as of the Valuation Date coincident with or immediately following such Participant's Termination of Employment, the Committee shall direct the Trustee to distribute the distributable Vested Balance of such Participant's Employer Contribution Account in a lump sum as soon as administratively practicable following such Valuation Date. If such Participant's distributable Vested Balance does not exceed $5,000 as of such Valuation Date, distribution of such Participant's distributable Vested Balance shall be made without regard to the consent of the Participant or the Participant's spouse, if any.

     (d) Notwithstanding the foregoing, the distribution of that portion of a Participant's Employer Contribution Account that is attributable to Company Stock acquired with the proceeds of a Acquisition Loan may be delayed until the close of the Plan Year in which such loan is repaid in full, unless an earlier date is otherwise required under either Sections 401(a)(9) or 401(a)(14) of the Code. If the distribution of such portion of a Participant's Employer Contribution Account that is attributable to Company Stock acquired with the proceeds of a Acquisition Loan is delayed pursuant to the preceding sentence, such portion of the Participant's Employer Contribution Account shall be valued for distribution purposes as of the Valuation Date immediately preceding the distribution of such portion.

     (e) Payment of a Participant's Employer Contribution Account distributable due to death shall be made in accordance with Section 6.6 as soon as administratively practicable after the Valuation Date coincident with or immediately following the Participant's date of death.

     (f) Notwithstanding the foregoing, the distribution of that portion of a Participant's Employer Contribution Account that is attributable to the Company Stock acquired pursuant to a transaction described in
          Section 4.6 will be deferred until such Participant has a one (1) year Break in Service if an early distribution would result in the Company being assessed an excise tax under Code Section 4978, unless the Company provides its written consent to the imposition of such excise tax. Notwithstanding the preceding, no deferral of the distribution shall be required if the Participant's Termination of Employment is on account of retirement on or after age 59 1/2 or the disability of the Participant within the meaning of Code Section 72 (m)(7).

     (g) Lump sum payment of portions of a Participant's distributable Vested Balance authorized to be paid to an alternate payee pursuant to a Qualified Domestic Relations Order is specifically authorized hereunder, without regard to the age or employment status of the Participant.

                                      6-3

     (h) In no event shall payment of the distributable Vested Balance of the Employer Contribution Account of a Participant commence later than the Participant's `required beginning date'. The term `required beginning date' means: (1) in the case of a Participant who is not a Five (5%) Owner, April 1 of the calendar year following the later of: (A) the calendar year in which the Participant attains age 70 1/2, or (B) the calendar year in which the Participant terminates employment; or (2) in the case of a Participant who is a Five Percent (5%) Owner, April 1st of the calendar year following the calendar year in which he or she attains age 70 1/2.

     6.5 How Accounts Are To Be Distributed. The Participant may elect that his or her Employer Contribution Account be distributed in a lump sum or in substantially equal annual installments over five (5) years. Any such distribution will be made entirely in whole shares of Company Stock except that the value of any fractional share and any portion of the Participant's account which has been diversified in accordance with Section 5.8 will be paid in cash. Any non-diversified balance in a Participant's Employer Contribution Account not invested in Company Stock will be used to acquire for distribution to such Participant the maximum number of whole shares of Company Stock at the then fair market value, and any unexpended balance will be distributed to such Participant in cash. In lieu of distributing Company Stock to a Participant, at the discretion of the Company, the Trustee shall distribute all or a portion of a Participant's benefit in cash. Prior to commencing such a cash distribution, the Trustee shall notify the Participant, or his or her Beneficiary, in writing that he or she has the right to demand in writing that his or her benefits be distributed in the form of Company Stock. Such right shall expire thirty (30) days after the receipt of such notice by the Participant or his or her Beneficiary. Notwithstanding the foregoing, if the Company's charter or bylaws restrict the ownership of substantially all outstanding Company stock to Employees of the Company or to a trust described in Code Section 401(a), or if the Company is an "S Corporation" for Federal income tax purposes, then a Participant shall not have the right to demand that his or her benefit be distributed in the form of Company Stock.

     6.6 Death Benefits; Beneficiary Designation; Distribution of Death
Benefits.

     (a) In the event of the death of a Participant in the Plan, the Vested Balance of the Participant's Employer Contribution Account (or remaining Vested Balance if distribution had previously commenced to the Participant in installments) shall be paid in a lump sum to his or her Beneficiary. Subject to Section 6.4(d), such distribution shall be made as soon as administratively practicable following the Valuation Date coincident with or next following the Participant's death with such Vested Balance valued as of such Valuation Date.

     (b) A married Participant may designate a Beneficiary other than the Participant's spouse only if (1) the spouse has waived his or her right to be the Participant's Beneficiary in accordance with this Section; or (2) the spouse cannot be located.

     (c) The designation of a Beneficiary shall be made on a form satisfactory to the Committee. A Participant may at any time revoke his or her designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Committee.

                                      6-4

          However, the Participant's spouse must again consent in writing to any such change or revocation. Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. The last effective designation filed with the Committee (or its delegate) shall supersede all prior designations. In the event that no valid designation of Beneficiary exists at the time of the Participant's death, and the Participant has no surviving spouse, the death benefit shall be payable to his or her estate. Whenever rights of a Participant are stated or limited by the Plan, the rights of such Participant's Beneficiaries shall be deemed to be similarly stated or limited.

     6.7 In-Service Distribution. A Participant who has attained Normal Retirement Age, but who has not had a Termination of Employment, may elect to commence the receipt of the distribution of his or her Employer Contribution Account in the manner provided under Section 6.5. However, no distribution of that portion of a Participant's Employer Contribution Account that is attributable to Company Stock acquired pursuant to a transaction described in
Section 4.6 shall be permitted pursuant to this Section if such distribution would result in the Company being assessed an excise tax under Code Section 4978, unless the Company provides its written consent to the imposition of such excise tax.

     6.8 Option. The Company shall provide a "put option" to any Participant (or Beneficiary) who receives a distribution of Company Stock not readily tradable on an established securities market. The put option shall permit the Participant (or Beneficiary) to sell such Company Stock to the Company at any time during two (2) options periods, at the then fair market value as determined by an independent appraiser. The first option period shall be for at least sixty (60) days beginning on the date of distribution. The second put option period shall be for at least sixty (60) days beginning after the new determination of fair market value by an independent appraiser (and notice to the Participant thereof) in the following Plan Year. The Company may allow the Trust Fund or an Affiliated Company to purchase shares of Company Stock tendered to the Company under a put option. The payment for any Company Stock sold under a put option shall be made within thirty (30) days if the shares were distributed as part of an installment distribution. If the shares were distributed in a lump sum distribution, payment shall commence within thirty (30) days and may be made in a lump sum or in substantially equal, annual installments over a period not exceeding five (5) years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance (as determined by the Company or the Trustee).

     6.9 Right of First Refusal. Any shares of Company Stock not readily traded as an established securities market that are distributed by the Trust Fund to a Participant (or Beneficiary) shall be subject to a "right of first refusal." The right of first refusal shall provide that, prior to any subsequent transfer, the shares must first be offered for purchase in writing to the Company or a Company Affiliate, and then to the Trust Fund, at the then fair market value. A bona fide written offer from an independent prospective buyer shall be deemed to be the fair market value for this purpose. The Company or a Company Affiliate and the Trust Fund shall have a total of fourteen (14) days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Company may require that a Participant (or Beneficiary) entitled to a distribution of

                                      6-5

Company Stock execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for Company Stock. The Board of Directors may establish reasonable procedures relating to this right of first refusal.

     6.10 Location of Participant or Beneficiary Unknown. In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Committee, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his or her Beneficiary, the amount so distributable shall be treated as a forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his or her benefit being reallocated, such benefit shall be restored.

     6.11 Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following terms shall have the following meanings.

     (a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any distribution which is made upon hardship of the distributee; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless such portion is transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in
          Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     (b) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code
          Section 401(a), an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

                                      6-6

     (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

     (d) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     6.12 Incompetent or Minor Payee. If any Participant or Beneficiary entitled to receive benefits hereunder is a minor or, in the judgment of the Committee based upon a physician's examination, unable to take care of his or her affairs because of mental condition, illness, or accident, any payment due such person may (unless prior claim therefor shall have been made by a qualified guardian or other legal representative) be paid for the benefit of such Participant or Beneficiary to: (a) such person's legal representative appointed in proceedings satisfactory to the Committee; (b) such person (other than a minor) even though such person may not then be able to exercise control over such payment; and/or
(c) any custodian under the Uniform Gifts to Minors Act or similar statute or guardian of such person or his or her property with whom such person is making his or her home. The Committee shall not be required to see to the proper application of any such payment made to any person pursuant to the provisions of this Section, and any such payment so made shall be a complete discharge of the liability of the Trust Fund, the Committee and the Company therefor.

     6.13 Effect of Rehire on Benefits. No distributions from this Plan shall be made to any Participant or former Participant while he or she maintains an employment relationship with an Employer or Affiliated Company, subject to Plan provisions that specifically authorize such distributions to employed persons pursuant to Section 6.7 and to Committee rules and regulations defining what shall constitute an employment relationship. Distributions which have commenced by reason of an Employee's Termination of Employment shall be suspended if he or she is later rehired by the Company.

                                      6-7

                                   Article 7

                        MINIMUM DISTRIBUTION REQUIREMENTS
                        ---------------------------------

     7.1 General Rules.

     (a) Effective Date. The provisions of this Article 7 will apply for purposes of determining required minimum distributions.

     (b) Precedence. The requirements of this Article 7 will take precedence over any inconsistent provisions of the Plan.

     (c) Requirements of Treasury Regulations Incorporated. All distributions required under this Article 7 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

     7.2 Time and Manner of Distribution.

     (a) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

     (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows subject to Sections 6.4(e), 6.4(f) and 6.6:

          (1) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

          (2) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

          (3) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (4) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.2, other than Section 7.2(a), will apply as if the surviving spouse were the Participant.

                                      7-1

               For purposes of this Section 7.2(b) and Section 7.4, distributions are considered to begin on the Participant's required beginning date.

          (c) Forms of Distribution. Unless the Participant's interest is distributed in the form of a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.3 and
               7.4 of this Article 7.

     7.3 Required Minimum Distributions During Participant's Lifetime.

     (a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

          (1) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year, or

          (2) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's surviving spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

     (b) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 7.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

     7.4 Required Minimum Distributions After Participant's Death.

     (a)  Death On or After Date Distribution Begins.

          (1) Participant Survived by Designated Beneficiary. Except as otherwise provided in Article 6, if the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

               (A) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                                      7-2

               (B) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

               (C) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

          (2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

     (b)  Death Before Distributions Begin.

          (1) Participant Survived by Designated Beneficiary. Except as provided in Article 6, if the Participant dies before the date of distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 7.4(a).

          (2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the

                                      7-4
               surviving spouse under Section 7.2(a), this Section 7.4(b) will apply as if the surviving spouse were the Participant.

     7.5 Definitions. For purposes of this Article 7, the following definitions shall have the following meanings:

     (a) Designated beneficiary. The individual who is designated as the Beneficiary under Section 2.3 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

     (b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under
          Section 7.2(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

     (c) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

     (d) Participant's account balance. The Employer Contribution Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Employer Contribution Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

     (e) Required beginning date. The date specified in Section 6.4(h) of the Plan.

                                      7-4

                                   Article 8

                               PLAN ADMINISTRATION
                               -------------------

     8.1 The Committee. The Plan shall be administered by the Committee pursuant to the following paragraphs:

     (a) The Committee shall consist of members who shall be appointed by and serve at the pleasure of the Board of Directors. Upon the death, resignation, removal or inability to serve of any Committee member, the Board of Directors may, but need not, name his or her successor. Any member of the Committee may resign at any time by delivering written notice of such resignation to the Company. The Board of Directors shall have the right at any time, with or without cause or notice, to remove any member of the Committee.

     (b) Members of the Committee shall not be entitled to compensation for performing their duties as Committee members, but shall be entitled to reimbursement for any expenses reasonably incurred in connection with the administration of the Plan which are not otherwise paid by the Company.

     (c) The Committee shall be the Plan administrator and shall control and manage the operation and administration of the Plan, including the following:

          (1) The Committee shall from time to time certify in writing to the Trustee the names of retired, terminated or deceased Participants. Any such notice from the Committee shall be deemed adequate by the Trustee if signed by any member of the Committee or the Committee's duly authorized agent.

          (2) The Committee shall file such reports with governmental authorities as may be required by law and which are not filed by the Trustee.

          (3) The Committee may adopt and promulgate such rules and regulations, not inconsistent with the terms and provisions hereof, for the administration of the Plan as it deems necessary. From time to time, the Committee may amend or supplement any such rules or regulations.

          (4) The Committee shall review claims for benefits in accordance with the Plan's claims procedures.

          (5) The Committee shall prescribe procedures to be followed and forms to be used in electing any alternatives available under the Plan and to apply for benefits under the Plan.

          (6) The Committee shall prepare and distribute, in such manner as the Committee determines appropriate, information explaining the Plan.

          (7) The Committee shall receive from the Employer and from Participants such information as shall be necessary for the

                                      8-1
               proper administration of the Plan. The Committee shall be entitled to rely on any such information so received.

          (8) Subject to the approval of the Board of Directors, the Committee shall engage, remove, or appoint an independent certified public accountant to audit the Plan and its assets in compliance with ERISA.

          (9) The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for benefits under the Plan.

               (d) A majority of the members of the Committee shall constitute a quorum unless the Committee consists of two or fewer members, in which case all Committee members must participate for there to be considered a quorum. The approval of any such quorum, expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of this Plan. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself/herself of any of his or her rights or benefits under the law.

               (e) The Committee shall have full and complete discretionary authority in performing the duties conferred to it under the Plan including, but not limited to, deciding questions of eligibility, participation, benefit payments and any other questions of interpretation or construction relating to the Plan. The acts and determinations of the Committee made in good faith within the powers conferred upon it by this Plan shall be valid, final and conclusive (subject only to change pursuant to the provisions of this Plan) for all purposes of the Plan.

               (f) Discretionary actions of the Committee shall be made in a manner that does not discriminate in favor of shareholders, officers or Highly Compensated Employees. In the event the Committee is to exercise any discretionary authority with respect to a Participant who is a member of the Committee, such discretionary authority shall be exercised solely and exclusively by those members of the Committee other than such Participant.

               (g) By unanimous vote, members of the Committee may allocate specific responsibilities among themselves. Also, the Board of Directors or, by unanimous vote, the Committee may delegate to persons other than members of the Committee some or all of its discretionary authority to control and manage the operation and administration of the Plan; provided, however, that no member of the Board of Directors or the Committee shall be responsible for the actions of those persons delegated such responsibility except to the extent required by Section 405(c) of ERISA. Notwithstanding the foregoing, the Committee may not delegate its power to review claims under the Plan's claims procedures unless otherwise authorized pursuant to such claims procedures.
                                      8-2

               (h) The Committee may appoint such advisors, agents and representatives as it shall deem advisable and may also employ such clerical, legal, and medical counsel as it deems necessary. Any action taken by a properly authorized agent of the Committee shall be deemed taken by the Committee.

               (i) The Company shall indemnify and hold harmless each Committee member and Employee against all liabilities, losses, costs and expenses, including reasonable attorneys' fees, incurred or suffered by any such member or Employee in connection with such person's management or administration, at any time, of this Plan, and shall maintain and keep in force such insurance as the Committee deems appropriate for such purpose; provided, however, that such indemnity shall not extend to the willful misconduct or gross negligence of any such person unless a court of competent jurisdiction, in view of all facts and circumstances, determines that such person is fairly and reasonably entitled to indemnification. The Committee, at its discretion, may also require any Affiliated Company participating in the Plan to similarly indemnify and/or maintain insurance for its directors, officers and employees against all liabilities, losses, costs and expenses, including reasonable attorneys' fees, incurred or suffered by any such persons in connection with such person's management or administration, at any time, of this Plan.

     8.2 Agent For Legal Process. The Chairman of the Committee is hereby designated as an agent for service of legal process with respect to any matter concerning the Plan.

     8.3 Claim and Appeal Procedure.

     (a) Claims made for benefits under the Plan shall be submitted in writing to the Committee (or its delegate) on a form prescribed for such purpose. Within 90 days after its receipt of a claim for benefits under the Plan or in the case of a claim for benefits based upon disability, within 45 days, the Committee (or its delegate) shall give written notice to the claimant of its decision on the claim unless the Committee (or its delegate) determines that special circumstances require an extension of time for processing the claim.

          (1) If an extension of time for processing a claim is needed, other than for a claim for benefits based upon disability, a written notice shall be furnished to the claimant within the 90-day period referred to above. The notice shall state the special circumstances requiring the extension and the date by which a decision can be expected. In no event, however, shall such decision be made more than 180 days from the date the claim was filed.

          (2) If the claim filed is for benefits based upon disability, the extension period may only be extended by 30 days so long as the written notice described above is furnished to the claimant before the end of the initial 45-day period. If prior to the end of the first extension for a disability retirement claim, the Committee (or its delegate) determines that circumstances beyond

                                      8-3
               the control of the Plan prevent a decision from being rendered within that extension period, the period for making the determination may be extended for an additional 30 days, provided the Committee (or its delegate) notifies the claimant prior to the end of the first extension period. In no event shall the date by which a decision is expected to be rendered for disability retirement benefit claims be later than: 75 days after the date on which the claim was filed in the case of the first extension; or 105 days after the date on which the claim was filed in the case of a second extension. If the claimant must provide additional information to allow the Committee (or its delegate) to make a decision on the claim, the review period shall be tolled until such information is provided. Any notice of extension under this paragraph shall specifically explain:

               (A)  the standards on which entitlement to a benefit is based;

               (B) the unresolved issues that prevent a final decision from being rendered on the claim;

               (C)  the additional information needed to resolve those issues;
                    and

               (D) that the claimant shall be afforded 45 days within which to provide the specified information.

     (b) If a claim for benefits, including a claim for benefits based upon disability, is wholly or partially denied, the Committee (or its delegate) shall provide the claimant with a notice in a manner calculated to be understood by that individual setting forth:

          (1) the specific reason or reasons for denying payment of the benefits;

          (2) specific references to the Plan provisions upon which the denial is based;

          (3) a description of any additional material or information which may be needed to perfect the request, including an explanation of why such material or information is necessary;

          (4) an explanation of the Plan's claim review procedures and the time limits applicable to such procedures and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA if the claim is denied following review on appeal; and

          (5) in addition, in the case of a notice of denial of a claim for benefits based upon disability, the following:

               (A) if an internal rule, document, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, document guideline, protocol, or other similar criterion; or a statement that

                                      8-4
                    such rule, document, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, document, guideline, protocol, or other similar criterion will be provided free of charge to the claimant upon request; and

               (B) if the adverse determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

     (c) Any claimant whose claim for benefits is denied by the Committee (or its delegate) may appeal to the Committee (or its delegate) for review of the denial by making a written request therefore within 60 days of receipt of a notification of denial, except that in the case of a claim for benefits based upon disability, the claimant shall have 180 days from the receipt of the notification of denial within which to submit his or her request for review. Any such request may include any written comments, documents, records and other information relating to the claim and may include a request for "relevant" documents (as defined below) to be provided free of charge. The claimant may if he or she chooses, request a representative to make such written submissions on his or her behalf.

          (1) Except in the case of claim for benefits based upon disability, as set forth in (2) below, the Committee (or its delegate) shall notify the claimant in writing within 60 days after the request for an appeal of its final decision. If, however, the Committee (or its delegate) determines that special circumstances require additional time for processing, the Committee (or its delegate) may extend such 60-day period, but not by more than an additional 60 days and shall notify the claimant in writing of such extension. The notice shall state the special circumstances requiring the extension and the date by which a decision can be expected. If the period of time is extended due to a claimant's failure to submit information necessary to decide the claim, the period for making the determination on appeal shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

          (2) In the case of a claim for benefits based upon disability, the Committee (or its delegate) shall notify the claimant in writing within 45 days after the request for an appeal of its final decision. If, however, the Committee (or its delegate) determines that special circumstances require an additional time for processing, the Committee (or its delegate) may extend the 45-day period by furnishing a written notice to the claimant before the termination of the initial 45-day period. The written notice shall specify the reasons for the extension and when the review shall be completed, provided such review shall be completed

                                      8-5
               within 90 days after the date on which the request for review was filed. If the period of time is extended due to a claimant's failure to submit information necessary to decide the claim, the period for making the determination on appeal shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information. A review of a denial of a claim for benefits based upon disability:

               (A) shall be conducted by a named fiduciary who is neither the individual who made the initial adverse determination, nor a subordinate of such individual;

               (B) shall be conducted, if the claim is based, in whole or in part, on a medical judgment, upon consultation with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who has neither consulted in connection with the initial adverse determination, nor is a subordinate of the individuals who made the initial adverse determination; and

               (C) shall provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

     (d) In the case of an adverse benefit determination on appeal, the Committee (or its delegate) will provide written notification to the claimant, set forth in a manner calculated to be understood by the claimant, of:

          (1) the specific reason or reasons for the adverse determination on appeal;

          (2) the specific Plan provisions on which the denial of the appeal is based;

          (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other information "relevant" (as defined below) to the claimant's claim for benefits;

          (4) a statement of the claimant's right to bring a civil action under ERISA Section 502(a); and

          (5) in addition, in the case of an adverse determination on appeal for a claim for benefits based upon disability, the following:

                                      8-6

               (A) the same information in the initial benefit determination notice regarding internal rules, documents, guidelines, protocols, or other similar criterion (or the claimant's access to that information);

               (B) the same statement as in the initial benefit determination notice regarding denials based on medical necessity or experimental treatments;

               (C) a description of the claimant's right to obtain additional information upon request about voluntary appeal procedures and the following statement: "You and your Plan may have other voluntary alternative dispute resolution option, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

     (e) A decision on review shall be final and binding on all persons for all purposes. If a claimant shall fail to file a request for appeal according to the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court, and the denial of the claim shall become final and binding on all persons for all purposes.

     (f) For purposes of this Section, a document, record or other information shall be considered "relevant" to a claimant's claim if such document, record or other information: (1) was relied upon in making the benefit determination; (2) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (3) demonstrates compliance with the administrative processes and safeguards required in making the benefit determination; or (4) in the case of a claim for benefits based upon disability, constitutes a statement of policy or guidance with respect to the Plan concerning the denied option or benefit for the claimant's diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

     8.4 Records. The Company, each Employer, the Committee and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

     8.5 Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Trustee, an Employer or the Committee. Each such party shall have power

                                      8-7
to cause such equitable adjustments to be made to correct such errors as they, in their discretion, consider appropriate. Such adjustments shall be final and binding on all persons.

     8.6 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument that the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.

     8.7 Bonding. Plan officials and fiduciaries shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Trust Fund. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

     8.8 Voting; Tender Offers; Change of Control.(a) The voting rights of any Company Stock held in the Trust Fund shall be exercised in accordance with the terms of the Trust Agreement. The Committee and the Company shall provide all information, direction and assistance to the Trustee as necessary and appropriate in order for the Trustee to carry out its obligations pursuant to the Trust Agreement, in accordance with its terms.

     (b) In the event of any tender offer for shares of Company Stock held in the Trust Fund, the Committee and the Company shall provide all information, direction and assistance to the Trustee as necessary and appropriate in order for the Trustee to carry out its obligations pursuant to the Trust Agreement, in accordance with its terms.

     (c) In the event of a change of control of the Company, all account balances of all Participants employed on such date shall be fully vested and nonforfeitable. For purposes of this Section, the term "change of control" of the Company means:

          (1) the consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of Company Stock (the "Outstanding Company Common Stock") and the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities") immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in

                                      8-8
               substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board of Directors at the earlier of the execution of the initial agreement, or the action of the Board of Directors, providing for such Business Combination; or

          (2) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                                      8-9

                                   Article 9

                    MAXIMUM ADDITIONS TO PARTICIPANT ACCOUNTS
                    -----------------------------------------

     9.1 Maximum Limitations on Annual Additions.

          (a) The annual additions to a Participant's accounts for any "limitation year" for purposes of this Section and Section 415 of the Code, when added to the Participant's annual addition for that limitation year under any other qualified defined contribution plan of the Employer or an Affiliated Company, shall not exceed the lesser of (i) $40,000, adjusted for increases in the cost-of-living under Section 415(d) of the Code; or (ii) 100% of the Participant's compensation within the meaning of Section 415(c)(3) of the Code, for the limitation year. The compensation limit referred to in (ii) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

               The foregoing dollar limitation may be increased where not more than one-third (1/3) of the total Employer contributions for a Plan Year are allocated to the Employer Contribution Accounts of Participants who are Highly Compensated Employees. The increase in the dollar limitation may not exceed the lesser of (i) the dollar amount which would otherwise apply for such Plan Year, or
               (ii) the amount of contributions allocated to the Participant's Employer Contribution Account for the Plan Year representing Employer Stock which is:

               (1)  contributed to the Plan for such Plan Year;

               (2) purchased in cash with Employer contributions not later than sixty (60) days after the due date for filing the Employer's federal income tax return for such Plan Year (including extensions); or

               (3) released from the suspense account as a result of payment on an Acquisition Loan that Plan Year.

               Further, Employer contributions used to pay interest on a Acquisition Loan (not later than the due date, including extensions, for filing the Employer's federal income tax return for the Plan Year) and any forfeitures resulting from Company Stock shall not be included as annual additions in any Plan Year in which not more than one-third (1/3) of Employer contributions applied to pay principal and/or interest on a Acquisition Loan are allocated to Participants who are Highly Compensated Employees.

               (b) For purposes of this Article, the term "annual additions" means the sum, credited to a Participant's accounts for any "limitation year," of:

                                      9-1

                    (1)  Employer contributions;

                    (2)  Employee contributions, if any;

                    (3) forfeitures (and income, if any, attributable to such forfeitures); and

                    (4) amounts described in Sections 415(1) and 419A(d)(2) of the Code credited to the Participant's accounts.

               (c) For purposes of this Article, Employee contributions under subparagraph (b)(2) do not include any rollover contributions. Further, the term "annual additions" does not include amounts distributed from the Plan which are subsequently repaid to the Plan, or the direct transfer of Employee contributions from one qualified plan to another.

               (d) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, or under other facts and circumstances as authorized by the Secretary of the Treasury, the annual additions for a Participant would cause the limitation of
                    Section 415 of the Code applicable to that Participant for the limitation year to be exceeded, the excess amounts shall not be deemed annual additions in that Plan Year in which the limitation year ends if the excess amounts in the Participant's accounts attributable to Employer contributions and/or forfeitures are used to reduce Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Plan Year. However, if that Participant is not covered by the Plan as of the end of the Plan Year, then the excess amounts must be held unallocated in a suspense account for the Plan Year and allocated and reallocated in the next Plan Year to all of the remaining Participants. Furthermore, the excess amounts must be used to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the remaining Participants. For purposes of this paragraph, excess amounts may not be distributed to Participants or former Participants. If the Plan terminates before such suspense account is fully allocated, such account shall be allocated among the accounts of Participants who are actively employed by the Employer on the last day of the month preceding such termination and, if any excess amounts remain after this allocation, such excess amounts will be returned to the Employer upon termination of the Plan.

     9.2 Limitation Year. For purposes of this Article, the "limitation year" shall be the twelve (12) month period commencing as of January 1 and ending as of December 31. A written resolution specifying a limitation year that is adopted after the first such resolution shall be considered to be a change of the limitation year. Any change in the limIitation year shall be a change to a twelve (12) month period commencing with any day within the then current limitation year. The limitations on the maximum amount of annual additions shall be applicable with respect to the first limitation year for which such change is effective and shall be separately applied to a "limitation period" which begins with the first day of the current limitation year and which ends on the day before the first day of the first limitation year for which the change is

                                      9-2
effective. The dollar limitation for this limitation period is determined by multiplying the applicable dollar limitation for the calendar year in which the limitation period ends by a fraction, the numerator of which is the number of months (including any fractional parts) in the limitation period, and the denominator of which is twelve (12).

     9.3 Aggregation of Plans. All qualified defined contribution plans (whether or not terminated) ever maintained by the Employer shall be treated as one defined contribution plan for purposes of applying the limitations of this Article. Further aggregation rules are set forth in Section 10.2.

                                      9-3

Article 10

                        SPECIAL RULES FOR TOP-HEAVY PLANS
                        ---------------------------------

     10.1 Definition of Key Employee: A key employee is any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was: (i) an officer of the Company or an Affiliated Company having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1)), (ii) a Five Percent (5%) Owner of the Employer or an Affiliated Employer, or (iii) a one percent owner of the Employer or an Affiliated Company having annual compensation greater than $150,000. For purposes of this definition the following paragraphs shall also apply:

     (a) The terms `key employee,' `former key employee,' and `non-key employee' include the beneficiaries of such individuals. The term `non-key employee' means any Employee who is not a key employee.

     (b) Whether an individual is an officer shall be determined upon the basis of all the facts, including, for example, the source of the officer's authority, the term for which elected or appointed, and the nature and extent of the duties to be performed.

     (c) Self-employed individuals are to be treated as Employees and their earned income from self-employment is to be treated as compensation for purposes of this Section.

     (d) The term `annual compensation' means compensation within the meaning of Section 415(c)(3) of the Code.

     The determination of who is a key employee will be made in accordance with
Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

     10.2 Aggregation Rules. Plans shall be aggregated pursuant to Section 9.3. The following paragraphs describe the required aggregation and permissive aggregation rules:

     (a) Required Aggregation Group. The required aggregation group of the Employer includes each qualified retirement plan (including a simplified employee pension plan) of the Employer in which a key employee participates in the Plan Year containing the determination date, or any of the four (4) preceding Plan Years. In addition, each other such plan of the Employer which, during this period, enables any such plan in which a key employee participates to meet the nondiscrimination in benefits or contributions requirements of Section 401(a)(4) of the Code or the minimum participation standards of
          Section 410 of the Code, is part of the required aggregation group.

     (b) Permissive Aggregation Group. A permissive aggregation group consists of plans of the Employer that are required to be aggregated, plus one or more plans that are not part of a required aggregation group but

                                      10-1
          that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group.

     (c) Collectively Bargained Plans. Collectively bargained plans that include a key employee must be included in the required aggregation group for the Employer. Collectively bargained plans that do not include a key employee may be included in a permissive aggregation group. The special top-heavy rules do not apply to collectively bargained plans, however, whether or not they include a key employee.

     10.3 Determination Date. Whether a plan is top-heavy is determined on the determination date. The determination date is (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such first Plan Year. The present value of accrued benefits and distributions made as of the determination date are generally determined as of the determination date. An Employee's status as a key employee is based on the Plan Year containing the determination date. If more than one plan is aggregated pursuant to the preceding Section, the present value of the accrued benefits (including distributions for key employees and all Employees) is determined separately for each plan as of each plan's determination date. The plans are then aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year. If the total results show that the plans are top-heavy, each plan will be top-heavy for the plan year commencing immediately following its respective determination date.

     10.4 Present Value of Accrued Benefits in a Defined Contribution Plan. The present value of accrued benefits in the Plan, for purposes of this Article, as of the determination date for any individual (computed using a five percent (5%) interest assumption and a 1971 GAM assumption), includes the balance of (a) the individual's Employer Contribution Account as of the most recent valuation date occurring within a twelve (12) month period ending on the determination date, and (b) an adjustment for employer contributions due as of the determination date. In the case of a defined contribution plan, other than a money purchase pension plan, the adjustment in (b) is generally the amount of any Employer contributions actually made after the valuation date but on or before the determination date. However, in the first Plan year of the Plan, the adjustment in (b) should also reflect the amount of any contributions made after the determination date that are allocated as of a date in the first Plan year. In the case of a money purchase plan, the account balance in (a) should include contributions that would be allocated as of a date not later than the determination date, even though those amounts are not yet required to be contributed. The adjustment in (b) should reflect the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Section 412(c)(10) of the Code. The present value of accrued benefits includes Employee contributions whether voluntary or mandatory, determined as the balance of such Employee's contribution account as of the determination date. If an Employee has not performed services for the employer maintaining the Plan at any time during the one (1) year period ending on the determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account.

                                      10-2

     10.5 Adjustments to Present Value of Accrued Benefits.

     (a) Distributions. The present values of accrued benefits of an Employee as of the determination date shall be increased by the distribution made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one (1) year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which had it not been terminated would have aggregated with the Plan as part of the required aggregation group. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting `five (5) year period' for `one (1) year period.'

     (b) Rollovers and Plan-to-Plan Transfers. In the case of unrelated rollovers or plan-to-plan transfers, the plan providing the distributions always counts the distribution and the plan accepting the rollover or transfer does not consider the rollover part of the accrued benefit. In the case of related rollovers or transfers, the plan providing the rollover does not count the rollover as a distribution and the plan accepting the rollover counts the rollover in the present value of the accrued benefits. An unrelated rollover or transfer is both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer. A related rollover or transfer is either not initiated by the Employee or is made to a plan maintained by the same employer.

     10.6 Top-Heavy Plan Definition and Ratio. The term "top-heavy group" means any aggregation group if the sum (as of the determination date) of the present value of the accrued benefits for key employees under all defined benefit plans included in such group and all defined contribution plans included in such group exceeds sixty percent (60%) of a similar sum determined for all Employees, excluding former key employees. In the case of plans that are required to be aggregated, each plan in the required aggregation group will be top-heavy if the group is top-heavy. No plan in the required aggregation group will be top-heavy if the group is not top-heavy. If a permissive aggregation group is top-heavy, only those plans that are part of the required aggregation group are top-heavy. Plans that are not part of the required aggregation group are not top-heavy. The Committee shall determined for each Plan Year whether the Plan is top-heavy, but precise top-heavy ratios need not be computed every year.

     10.7 Adjustments to Plan Provisions if Plan is Top-Heavy. For any Plan Year that the Plan is top-heavy, the following adjustments to its provisions shall be applicable and shall be implemented by the Committee where necessary to preserve the qualified status of the Plan:

     (a) Vesting. Notwithstanding the vesting schedule set forth in Section 6.2 of the Plan, the Vested Balance of a Participant's Employer Contribution Account shall be as set forth in Section 6.2, or if greater, as set forth in the following schedule:

                                      10-3

            Years of Service                    Vested Percentage
            Less than 3                                   0%
            3 or more                                   100%

          The Employer Contribution Account subject to this alternate vesting schedule includes balances accrued before the Plan became top-heavy. This alternate vesting schedule shall not apply, however, to the Employer Contribution Account of any Employee who is not credited with an Hour of Service in any Plan Year for which the Plan is determined to be top-heavy. When the Plan ceases to be top-heavy, the vesting schedule above shall be disregarded, and the schedule set forth in
          Section 6.2 shall again apply. However, in changing the vesting schedule, the requirements applicable to changes in vesting schedules described in Code Section 411(a)(10) shall be satisfied. Thus, any portion of the accrued benefit that was nonforfeitable must remain nonforfeitable and any Participant with three (3) or more Years of Service must be given the option of remaining under the vesting schedule in effect before the change.

     (b) Minimum Benefits. The Employer contributions and forfeitures allocated to the Employer Contribution Account of any non-key employee for each Plan Year in which the Plan is top-heavy must equal at least five percent (5%) of compensation for that Plan Year for each non-key employee. The Employees who must receive the defined contribution plan minimum benefit are all non-key employees covered by the Plan who have satisfied the eligibility requirements of the Plan as to age and waiting period of service, and who have not incurred a Termination of Employment as of the last day of the Plan Year. The Employees covered by the Plan include individuals who have (i) failed to complete one
          (1) year of service, (ii) declined to make mandatory contributions to the Plan, or (iii) been excluded from the Plan because such individual's compensation is less than a stated amount but must be considered `participants' to satisfy applicable coverage requirements. The minimum benefit to be provided hereunder may not be integrated with social security.

     (c) Compensation. For purposes of this Article, the term `compensation' means compensation as defined in Code Section 415(c)(3).

                                      10-4

                                   Article 11

                   ADOPTION, AMENDMENT, TERMINATION AND MERGER
                   -------------------------------------------

11.1 Adoption of Plan by Additional Company. The Board of Directors may extend the Plan to Employees of any company and their participation shall be effective upon appropriate action being taken by such company necessary to adopt the Plan. In that event, or if any persons become Eligible Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with such company shall be recognized under the Plan. The following paragraphs shall also apply:

     (a)  Each adopting company shall participate in the Trust Fund hereunder.

     (b) The Trustee may, but shall not be required to, commingle and hold as one Trust Fund all contributions made by all adopting companies.

     (c) The Board of Directors, shall have the sole authority to amend the Plan and Trust Agreement and the Committee shall have the sole authority to administer the Plan.

     (d) Any Employer participating in the Plan may terminate its participation in the Plan and Trust by appropriate action. In that event the funds held on account of the Employees of the terminating company, and unpaid balances of former employees of such company, shall be segregated to a separate trust, pursuant to certification by the Committee to the Trustee to do so, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all of the powers and duties of the Board of Directors, including appointment of the members of the committee of that separate plan. Alternatively, upon certification by the Committee to the Trustees, other appropriate disposition of the terminating company's Plan assets shall be made.

     11.2 Amendment. The Company, by action of the Board of Directors, may amend the Plan at any time and from time to time by adoption of a resolution at a regularly constituted meeting of the Board of Directors or by a duly signed written consent therefrom. No amendment of the Plan shall have the effect of changing the rights, duties and liabilities of the Trustee without its written consent. No amendment shall divest a Participant or Beneficiary of benefits accrued prior to the amendment or eliminate any optional form of benefit. The Company agrees that promptly upon adoption of any amendment to the Plan, it will furnish a copy of the amendment together with a certificate evidencing its due adoption, to the Trustee then acting and to any other participating companies. No amendment necessary to comply with any applicable law, regulation, or order of the Code or ERISA or any other provision of law shall be considered prejudicial to the rights of any Employee, Participant or such Participant's Beneficiaries.

11.3 Termination. The Company may terminate the Plan by action of the Board of Directors by adoption of a resolution at a regularly constituted meeting of the

                                      11-1

Board of Directors or by a duly signed written consent therefrom. Any such voluntary termination of the Plan shall be made in compliance with all applicable provisions of law.

     11.4 Discontinuance of Contributions. Whenever the Company determines that it is impossible to or not advisable to make further contributions as provided in the Plan, the Board of Directors may, without liquidating the Trust Fund, adopt an appropriate resolution permanently discontinuing all further contributions to the Plan. A certified copy of such resolution shall be delivered to the Trustee. Thereafter, the Committee and the Trustee shall continue to administer all provisions of the Plan, which are necessary and remain in force, other than provisions relating to contributions by the Company.

     11.5 Rights Upon Termination, Partial Termination and Discontinuance of Contributions. Notwithstanding any other provisions of this Plan, the Vested Balance of the Employer Contribution Account of each Participant shall become one hundred percent (100%) upon termination of the Plan, either as provided in
Section 11.3, by operation of law, upon a partial termination of the Plan or upon a discontinuance of contributions to the Plan by the Employer.

     11.6 Deferral of Distributions. In the event of a complete or partial termination of the Plan, the Committee or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such termination applies until after the following have occurred:

     (a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such termination on the qualified status of the Plan under Section 401(a) of the Code.

     (b) Appropriate adjustments to the Trust Fund to reflect taxes, costs and expenses, if any, incident to such termination.

     11.7 Merger, Consolidation or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                                      11-2

                                   Article 12

                                  MISCELLANEOUS
                                  -------------

     12.1 Limitation of Fiduciary Responsibility and Liability. The duties of each fiduciary named in this Plan shall be limited to those duties specifically set forth herein. No officer, director or Employee of an Employer who is not designated as a fiduciary shall have any discretionary authority or control respecting the management of the Plan or any discretionary authority or control respecting the management or disposition of the assets of the Plan. Except as otherwise provided by law, no fiduciary shall be responsible for the performance of duties not assigned to him or her as provided herein or for the acts or omissions of any other fiduciary.

     12.2 Operation of Plan. The Plan shall be operated and administered in full compliance with all applicable provisions of the Code. Such operation and administration shall be in accordance with the terms and provisions of the Plan. The Committee shall interpret and apply the Code to the operation and administration of the Plan as presently stated, and as amended from time to time hereafter, in the manner that it determines to be consistent with the terms of the Plan and all applicable provisions of the Code and ERISA. To the extent permitted by applicable law, the Committee shall have the authority to adopt and issue rules and regulations necessary to conform the operation of the Plan to the Code during the period between the effective date of any changes in the Code and the time by which written amendment to the Plan is required thereunder. Such rules and regulations shall be applied in a uniform and nondiscriminatory manner, and communicated in writing to Participants. To the extent allowed by applicable law, the Committee may also direct and cause temporary suspension of the operation of any terms and provisions of the Plan that the Committee determines cannot be promptly reconciled with certainty against any new requirements of the Code or applicable law that affect the Plan.

     12.3 Nonalienation of Benefits. The account balances payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. The creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order shall not be treated as an assignment or alienation under this Section.

     12.4 Procedures on Receipt of a Domestic Relations Order. If the Plan receives a domestic relations order which creates, assigns, or recognizes any right to a benefit payable with respect to a Participant, the following procedures shall be followed:

     (a) The Committee shall determine whether such order is a Qualified Domestic Relations Order in accordance with written uniform rules that comply with Section 206(d)(3)(G)(ii) of ERISA;

                                      12-1

     (b) The Committee shall notify the Participant and each alternate payee under the order as to the receipt of the order, the procedures for determining whether the order is qualified and the final determination within a reasonable period of time, or such period as may be specified in applicable regulations;

     (c) During the period of determining whether the order is qualified, the Committee shall separately account for any amounts that would be payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order. Such separate accounting is not required for amounts that would not otherwise be paid during the determination period.

If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the order, the order is determined to be a Qualified Domestic Relations Order, the amounts specified in the order as payable shall be paid to the alternate payee in the method specified in such order, or if none, in the method selected by the alternate payee, provided such method has the same effect on the Plan as a lump sum payment of such amount. If the payment method specified in such order does not have the effect on the Plan of a lump sum payment, then such amount shall not be distributable until all of the necessary conditions for payment under Article 6 have been satisfied. If the order is not determined to be qualified, or the determination is not resolved within such eighteen (18) month period, the Committee shall pay such benefits that have been separately accounted for (plus interest) to the Participant, or Beneficiary, if any, who would otherwise have received such benefits if the order had not been issued.

     12.5 Numbers and Genders. All words used herein in the singular number shall extend to and include the plural. All words used in the plural number shall extend to and include the singular. All words used in any gender shall extend to and include all genders.

     12.6 Headings. Headings at the beginning of Sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

     12.7 Severability. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan which shall then be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     IN WITNESS WHEREOF, ASA International Ltd. has caused this Plan to be executed by its duly authorized officer as of the ________ day of _____________, 2003.

                                       ASA INTERNATIONAL LTD.


                                       By:


                                      12-2

                                    APPENDIX

                             PARTICIPATING EMPLOYERS

                              As of January 1, 2003





                              ASA International Ltd.


                              ASA Tire Systems, Inc.


                              Khameleon Software, Inc.


                              Pilot Services, Inc.


                              Rainmaker Software, Inc.


                              Verticent, Inc.







                                    APPENDIX